Exhibit 10(q)
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
     THIS AMENDMENT NO. 1 is entered into as of this 22nd day of January, 2009 by and between REGENT COMMUNICATIONS, INC., a Delaware corporation ( the “Company”) and ANTHONY A. VASCONCELLOS (“Employee”).
     WHEREAS, the Company and Employee entered into an Employment Agreement dated as of December 28, 2007 (“Employment Agreement”), whereby the Company agreed to employ the Employee, and the Employee agreed to serve, as Executive Vice President and Chief Financial Officer of the Company; and
     WHEREAS, the Company and Employee desire to amend the Employment Agreement as set forth herein;
     NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:
     1. Defined Terms. All capitalized terms used herein but not defined herein shall have the same meaning as set forth in the Employment Agreement.
     2. Change of Control Definition. The parties hereby agree that the definition of “Change of Control” set forth in the third full paragraph, first sentence of Section 2.6(c) of the Employment Agreement is hereby amended to remove the clause at the end of such sentence beginning with the phrase “it being understood and agreed ...” and to replace such phrase in its entirety with the following new phrase:
“it being understood and agreed that a “sale of all or substantially all” of the Company’s assets shall be deemed to have occurred if at any time after the date hereof through the 24 month anniversary of the date of termination of Employee’s employment with the Company, one or more transactions occur in which assets of the Company are sold, transferred or otherwise disposed of to one or more persons and such sold, transferred or disposed assets in the aggregate provided more than 50% of the station operating income generated by the Company for the year ended December 31, 2008.”
     3. Continuing Agreement. Except for the changes set forth in this Amendment No.1, the Employment Agreement remains in full force and effect without modification.
     4. Counterparts. This Amendment No. 1 may be signed in counterparts by the Company and Employee.
[Signatures follow on next page]

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date set forth above.

COMPANY: REGENT COMMUNICATIONS, INC.
By:	/s/ John H. Wyant
John H. Wyant, Chairman of the Compensation
Committee of the Board of Directors

EMPLOYEE:
/s/ Anthony A. Vasconcellos
Anthony A. Vasconcellos

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